FIRST AMENDMENT TO

NOVATED ETF DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the novated ETF distribution agreement effective as of September 30, 2021 (the “Agreement”), by and between Victory Portfolios II (“Fund Company”) and Foreside Fund Services, LLC (together with Fund Company, the “Parties”), is effective as of November 30, 2021 (the “Effective Date”).

WHEREAS, the Parties desire to amend the Agreement to revise Exhibit A to the Agreement.

WHEREAS, pursuant to Section 8(b) of the Agreement, all amendments are required to be in writing and executed by the Parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.	Exhibit A to the Agreement is deleted in its entirety and replaced with the Exhibit A attached hereto.
3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

FORESIDE FUND SERVICES, LLC         VICTORY PORTFOLIOS II

By: /s/ Mark Fairbanks                   By: /s/ Christopher Dyer

      Mark A. Fairbanks, Vice President                           Christopher K. Dyer, President

Date:  April 5, 2022         Date: April 5, 2022

EXHIBIT A

to the

ETF DISTRIBUTION AGREEEMENT

between

VICTORY PORTFOLIOS II

and

FORESIDE FUND SERVICES, LLC

Fund List

VictoryShares Developed Enhanced Volatility Wtd ETF
VictoryShares Dividend Accelerator ETF
VictoryShares Emerging Market High Div Volatility Wtd ETF
VictoryShares International High Div Volatility Wtd ETF
VictoryShares International Volatility Wtd ETF
VictoryShares US 500 Enhanced Volatility Wtd ETF
VictoryShares US 500 Volatility Wtd ETF
VictoryShares US Discovery Enhanced Volatility Wtd ETF
VictoryShares US EQ Income Enhanced Volatility Wtd ETF
VictoryShares US Large Cap High Div Volatility Wtd ETF
VictoryShares US Multi-Factor Minimum Volatility ETF
VictoryShares US Small Cap High Div Volatility Wtd ETF
VictoryShares US Small Cap Volatility Wtd ETF
VictoryShares USAA MSCI USA Value Momentum ETF
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF
VictoryShares USAA MSCI International Value Momentum ETF
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF
VictoryShares USAA Core Short-Term Bond ETF
VictoryShares USAA Core Intermediate-Term Bond ETF VictoryShares Nasdaq Next 50 ETF VictoryShares ESG Corporate Bond ETF VictoryShares ESG Core Plus Bond ETF VictoryShares THB Mid Cap ESG ETF

Current as of November 30, 2021